Exhibit 99.(a)(1)(C)

NOTICE OF WITHDRAWAL

OF SURRENDER OF

Zero Coupon Convertible Subordinated Notes Due 2009
issued by
USF&G CORPORATION

CUSIP NUMBER: 903290-AD6

Pursuant to the Company Notice given by
St. Paul Fire and Marine Insurance Company (as successor to USF&G Corporation)
and The St. Paul Companies, Inc.
Dated February 2, 2004

          SUBJECT TO THE TERMS AND CONDITIONS SET FORTH IN THE COMPANY NOTICE, THE RIGHT OF HOLDERS TO SURRENDER SECURITIES FOR PURCHASE EXPIRES AT 5:00 P.M. NEW YORK CITY TIME ON MARCH 3, 2004 (THE "PURCHASE DATE"). SECURITIES SURRENDERED FOR PURCHASE MAY BE WITHDRAWN IF THE REGISTERED HOLDER SUBMITS AND THE PAYING AGENT RECEIVES THIS COMPLETED AND SIGNED NOTICE OF WITHDRAWAL NO LATER THAN 5:00 P.M., NEW YORK CITY TIME, ON MARCH 3, 2004. SECURITIES NOT ACCEPTED FOR PAYMENT AFTER THE EXPIRATION OF FORTY BUSINESS DAYS FROM THE COMMENCEMENT OF THE OFFER TO PURCHASE THE SECURITIES MAY BE WITHDRAWN. HOLDERS THAT SURRENDER THROUGH DTC NEED NOT SUBMIT A PHYSICAL PURCHASE NOTICE TO THE PAYING AGENT IF SUCH HOLDERS COMPLY WITH THE TRANSMITTAL PROCEDURES OF DTC.

The Paying Agent is:
JPMorgan Chase Bank

By Mail:	By Registered or Certified Mail or Overnight Courier:
JPMorgan Chase Bank Institutional Trust Services P.O. Box 2320 Dallas, TX 75221 Attn: Frank Ivins	JPMorgan Chase Bank Institutional Trust Services 2001 Bryan Street, 9th Floor Dallas, TX 75201 Attn: Frank Ivins

        Capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Company Notice, dated February 2, 2004, and the accompanying Purchase Notice, of St. Paul Fire and Marine Insurance Company, a Minnesota corporation (the "Company") and The St. Paul Companies, Inc., a Minnesota corporation ("St. Paul"), relating to the offer to purchase by the Company or St. Paul, at the option of the holder thereof (the "Holder"), the Company's Zero Coupon Convertible Subordinated Notes Due 2009 (the "Securities") for $800.51 per $1,000 principal amount at maturity of the Securities, subject to the terms and conditions of the Indenture, the Securities and related offer materials, as amended and supplemented from time to time (the "Option").

        This Notice of Withdrawal is to be completed by registered holders of Securities desiring to withdraw the surrender of such Securities in the Option if (i) Securities have been previously surrendered to the Paying Agent, or (ii) delivery of such Securities has been previously made by book-entry transfer to the Paying Agent's account at The Depository Trust Company ("DTC") pursuant to the book-entry transfer procedures described under the caption "Procedures to Be Followed by Holders Electing to Surrender Securities for Purchase" in the Company Notice.

Ladies and Gentlemen:

        The undersigned hereby withdraws the undersigned's surrender for purchase to the Company and St. Paul of the Securities described below, which Securities were previously surrendered for purchase pursuant to the Company Notice.

        The undersigned understands that the withdrawal of Securities previously surrendered in this Option, effected by this Notice of Withdrawal, may not be rescinded and that such Securities will no longer be deemed to be validly surrendered for purchase for purposes of the undersigned's Purchase Notice. Such withdrawn Securities may be resurrendered for purchase only by following the procedures for surrendering set forth in the Company Notice and in the accompanying Purchase Notice.

        All authority conferred or agreed to be conferred in this Notice of Withdrawal shall not be affected by and shall survive the death or incapacity of the undersigned, and any obligations of the undersigned under this Notice of Withdrawal shall be binding upon the heirs, personal and legal representatives, trustees in bankruptcy, successors and assigns of the undersigned.

DESCRIPTION OF SECURITIES BEING WITHDRAWN
Name(s) and Address(es) of Registered Holder(s) (Please fill in, if blank)	Certificate Number(s)*	Aggregate Principal Amount at Maturity Represented	Aggregate Principal Amount at Maturity Being Withdrawn**	Aggregate Principal Amount at Maturity Which Remains Subject to Purchase Notice

TOTAL PRINCIPAL AMOUNT AT MATURITY BEING WITHDRAWN

*
Need not be completed by holders surrendering the Securities by book-entry transfer.

**
Unless otherwise indicated in the column labeled "Aggregate Principal Amount at Maturity Being Withdrawn" and subject to the terms and conditions of the Company Notice, a holder will be deemed to have withdrawn the entire aggregate principal amount at maturity represented by the Securities indicated in the column labeled "Aggregate Principal Amount at Maturity Represented."

METHOD OF DELIVERY

☐
Check here if Securities were physically delivered to the Paying Agent.

☐
Check here if Securities were delivered by book-entry transfer made to the account maintained by the Paying Agent with DTC and complete the following:

Name of Surrendering Institution:
(Please Print)
Address:
(Please Print)

Zip Code
Telephone:

Facsimile:

Contact Person:

Date Surrendered:

DTC Account Number:

Transaction Code Number:

PLEASE SIGN BELOW

(TO BE COMPLETED BY ALL REGISTERERED HOLDERS OF
SECURITES BEING WITHDRAWN)

        This Notice of Withdrawal must be signed by the registered holder(s) of Securities exactly as his (their) name(s) appear(s) on certificate(s) for Securities or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with this Notice of Withdrawal. If the signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below under "Capacity" and submit evidence satisfactory to the Company of such person's authority to so act.

        If the signature appearing below is not of the registered holder(s) of the Securities, then the registered holder(s) must sign a valid power of attorney.

(Signature(s) of Holder(s) or Authorized Signatory)

Date:                         , 2004

Name(s):

(Please Print)
Capacity:

Address:

(Including Zip Code)

Area Code and Telephone No.: (        )

SIGNATURE GUARANTEE (IF REQUIRED)
Certain Signatures Must be Guaranteed by an Eligible Institution

(Name of Eligible Institution Guaranteeing Signatures)
(Address (including zip code) and Telephone Number (including area code) of Eligible Institution)
(Authorized Signature)
(Printed Name)
(Title)

Date:                         , 2004